Exhibit 99.1

ARTISAN ACQUISITION CORP.
BALANCE SHEET
MAY 18, 2021

	May 18, 2021	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash	$1,961,877	$—		$1,961,877
Prepaid expenses	27,873	—		27,873
Total current assets	1,989,750	—		1,989,750

Cash held in trust account	300,000,000	39,342,350	(a)	339,342,350
		786,847	(b)
		(786,847	)(c)
TOTAL ASSETS	$301,989,750	$39,342,350		$341,332,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$53,524	$—		$53,524
Accrued offering costs	411,010	—		411,010
Promissory note - related party	1,150	—		1,150
Due to related party	124,740	—		124,740
Accrued expenses	14,773	—		14,773
Total current liabilities	605,197	—		605,197
Warrant liabilities	13,963,333	1,075,358	(a)	15,484,570
		445,879	(b)
Deferred underwriting fee payable	10,500,000	1,376,982	(d)	11,876,982
Total Liabilities	25,068,530	2,898,219		27,966,749

Commitments
Class A ordinary shares subject to possible redemption, 30,000,000 and 33,934,235 shares at redemption value, actual and as adjusted, respectively	300,000,000	39,342,350	(e)	339,342,350

Shareholders’ Deficit
Preference shares, $0.0001 par value; 3,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 300,000,000 shares authorized; 30,000,000 and 33,934,235 shares issued and outstanding, actual and as adjusted, respectively	—	393	(a)	—
		(393	)(e)
Class B ordinary shares, $0.0001 par value; 30,000,000 shares authorized; 10,125,000 shares issued and outstanding (1)	1,013	—		1,013
Additional paid-in capital	23,987	38,266,599	(a)	23,987
		340,968	(b)
		(765,340	)(c)
		(1,339,344	)(d)
		(36,502,883	)(e)
Accumulated deficit	(23,103,780)	(21,507	)(c)	(26,001,999)
		(37,638	)(d)
		(2,839,074	)(e)
Total Shareholders’ Deficit	(23,078,780)	(2,898,219)		(25,976,999)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$301,989,750	$39,342,350		$341,332,100

(1) Includes up to 1,125,000 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. The underwriters partially exercised their over-allotment option on May 25, 2021; thus, only 141,441 Class B ordinary shares remain subject to forfeiture.

The accompanying notes are an integral part of the financial statement.

ARTISAN ACQUISITION CORP.

NOTE TO FINANCIAL STATEMENT

(UNAUDITED)

NOTE 1. CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Financial Statement presents the Balance Sheet of Artisan Acquisition Corp. (the “Company”) as of May 18, 2021, adjusted for the partial exercise of the underwriters’ over-allotment option and related transactions which closed on May 25, 2021 as described below.

On May 18, 2021, the Company consummated its initial public offering (the “Initial Public Offering”) of 30,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”), with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,333,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Artisan LLC (the “Sponsor”), generating gross proceeds of $8,000,000.

The Company had granted the underwriters in the Initial Public Offering (the “Underwriters”) a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments, if any. On May 21, 2021, the Underwriters partially exercised the over-allotment option and, on May 25, 2021,  purchased an additional 3,934,235 Units (the “Over-Allotment Units”), generating gross proceeds of $39,342,350, and incurred $786,847 in cash underwriting fees and $1,376,982 in deferred underwriting fees.

Simultaneously with the closing of the exercise of the over-allotment option, the Company consummated the sale of 524,565 warrants (the “Over-Allotment Warrants”) at a purchase price of $1.50 per warrant in a private placement to the Sponsor, generating gross proceeds of $786,847.

Upon closing of the Initial Public Offering, the sale of the Private Placement Warrants, the sale of the Over-Allotment Warrants, and the sale of the Over-Allotment Units, a total of $339,342,350 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

In addition, the Sponsor agreed to forfeit up to 1,125,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. As a result of the underwriters’ partial exercise of the over-allotment option, 983,559 Founders Shares are no longer subject to forfeiture; thus, only 141,441 Founder Shares remain subject to forfeiture.

ARTISAN ACQUISITION CORP.

NOTE TO FINANCIAL STATEMENT

(UNAUDITED)

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro forma entries
a.	Cash held in trust account	$39,342,350
	Warrant liabilities		$1,075,358
	Class A ordinary shares		$393
	Additional paid-in capital		$38,266,599
	To record sale of 3,934,235 Over-allotment Units at $10.00 per Unit

b.	Cash held in trust account	$786,847
	Warrant liabilities		$445,879
	Additional paid-in capital		$340,968
	To record sale of 524,565 Private Placement Warrants at $1.50 per Warrant

c.	Additional paid-in capital	$765,340
	Accumulated deficit	$21,507
	Cash held in trust account		$786,847
	To record payment of cash underwriting fee

d.	Additional paid-in capital	$1,339,344
	Expensed offering costs	$37,638
	Deferred underwriting fee payable		$1,376,982
	To record additional deferred underwriters’ fee arising from the sale of Over-allotment Units

e.	Class A ordinary shares	$393
	Additional paid-in capital	$36,502,883
	Accumulated deficit	$2,839,074
	Class A ordinary shares subject to redemption		$39,342,350
	To record Class A ordinary shares subject to redemption